SUB-ITEM 77I:
Terms of new or
amended securities

77I(b) ? Attached is the
Class R6 Shares
Exhibit to the Multiple
Class Plan of Federated
Total Return
Government Bond
Fund.  The information
contained in the
attached Exhibit serves
as the description of
Class R6 Shares as
required by this Item.


CLASS R6 SHARES
EXHIBIT
TO
MULTIPLE CLASS
PLAN
(REVISED AS OF
10/1/16)

1.	SEPARATE
ARRANGEMENT
AND EXPENSE
ALLOCATION

For purposes of Rule
18f-3 under the Act,
the basic distribution
and shareholder
servicing arrangement
of the Class R6 Shares
will consist of:

(i)
sales and
shareholder
servicing by
financial
intermediaries to
the following
categories of
investors
(?Eligible
Investors?):

*
An
investor
participati
ng in a
wrap
program
or other
fee-based
program
sponsored
by a
financial
intermedi
ary;
*
An
investor
participati
ng in a
no-load
network
or
platform
sponsored
by a
financial
intermedi
ary where
Federated
has
entered
into an
agreemen
t with the
intermedi
ary;
*
A
trustee/dir
ector,
employee
or former
employee
of the
Fund, the
Adviser,
the
Distributo
r and
their
affiliates;
an
immediat
e family
member
of these
individual
s, or a
trust,
pension
or profit-
sharing
plan for
these
individual
s;
*
An
employer
-
sponsored
retiremen
t plan;
*
A trust
institution
investing
on behalf
of its trust
customers
;
*
An
investor,
other than
a natural
person,
purchasin
g Shares
directly
from the
Fund;
*
A
Federated
Fund;
*
An
investor
(includin
g a
natural
person)
who
acquired
R6 Shares
pursuant
to the
terms of
an
agreemen
t and plan
of
reorganiz
ation
which
permits
the
investor
to acquire
such
Shares;
and
*
In
connectio
n with an
acquisitio
n of an
investme
nt
managem
ent or
advisory
business,
or related
investme
nt
services,
products
or assets,
by
Federated
or its
investme
nt
advisory
subsidiari
es, an
investor
(includin
g a
natural
person)
who (1)
becomes
a client of
an
investme
nt
advisory
subsidiar
y of
Federated
or (2) is a
sharehold
er or
interest
holder of
a pooled
investme
nt vehicle
or
product
that
becomes
advised
or
subadvise
d by a
Federated
investme
nt
advisory
subsidiar
y as a
result of
such an
acquisitio
n other
than as a
result of a
fund
reorganiz
ation
transactio
n
pursuant
to an
agreemen
t and plan
of
reorganiz
ation.

In connection with this
arrangement, Class R6
Shares will bear the
following fees and
expenses:

Fees and Expenses
Maximum Amount Allocated R6 Shares
Sales Load
None
Contingent Deferred
Sales Charge
("CDSC")
None
Shareholder Service
Fee
None
Redemption Fee
None
12b-1 Fee
None
Other Expenses
Itemized expenses incurred by the Fund
with respect to holders of Class
R6 Shares.

2.
	CONVERSIO
N AND EXCHANGE
PRIVILEGES

For purposes of Rule
18f-3, Class R6 Shares
have the following
conversion rights and
exchange privileges at
the election of the
shareholder:

Conversion Rights:
None
Exchange Privileges:
Class R6 Shares may be exchanged
into any Federated fund or share
class
that does not have a stated sales
charge or contingent deferred sales
charge, except Shares of Federated
Institutional Prime 60 Day Fund,
Federated Institutional Money
Market Management, Federated
Institutional Prime Obligations
Fund, Federated Institutional Tax-Free
Cash Trust, Federated Institutional
 Prime Value Obligations Fund, Class
A Shares of Federated Government
Reserves Fund and Class R Shares of
any Fund, provided that the
shareholder meets any shareholder
eligibility
and minimum initial investment
requirements for the Shares to be
purchased, (if applicable),
both accounts have identical
registrations, and
the shareholder receives a
prospectus for the fund in
which the shareholder
wishes to exchange.

In any exchange, the
shareholder shall
receive shares having
the same aggregate net
asset value as the
shares surrendered,
after the payment of
any redemption fees to
the Fund.  Exchanges
to any other Class shall
be treated in the same
manner as a redemption
and purchase.




SCHEDULE OF
FUNDS
OFFERING CLASS
R6 SHARES

The Funds set forth on
this Schedule each
offer Class R6 Shares
on the terms set forth in
the Class R6 Shares
Exhibit to the Multiple
Class Plan.

Multiple Class Company
  Series

Federated Equity Funds
  Federated Clover Small Value Fund
  Federated InterContinental Fund
  Federated Kaufmann Large Cap Fund
  Federated Strategic Value Dividend Fund
  Federated International Strategic Income Fund
  Federated InterContinental Fund
  Federated MDT Mid Cap Growth Strategies Fund

Federated Global Allocation Fund

Federated High Yield Trust

Federated Income Securities Trust
Federated Floating Rate Strategic Income Fund

Federated Index Trust
Federated Mid-Cap Index Fund

Federated Institutional Trust
Federated Government Ultrashort Duration Fund
Federated Institutional High Yield Bond Fund
Federated Short-Intermediate Total Return Bond Fund
Federated Short-Term Income Fund

Federated Investment Series Funds,  Inc.
Federated Bond Fund

Federated MDT Series
Federated MDT Small Cap Core Fund
Federated MDT Small Cap Growth Fund
Federated MDT All Cap Core Fund
Federated MDT Balanced Fund

Federated MDT Stock Trust

Federated Total Return Government Bond Fund

Federated Total Return Series, Inc.
  Federated Total Return Bond Fund

Federated World Investment Series, Inc.

  Federated International Leaders Fund